UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2006
Advanta Corp

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 17, 2006 the Compensation Committee of the Board of Directors (the “Committee”) of Advanta Corp. (the “Company”) and the Board of Directors of Advanta Corp. (the “Board of Directors”) approved the continuation of the Company’s equity based management incentive program with the adoption of the Advanta Management Incentive Program VI (“AMIP VI”). AMIP VI, like its predecessor program, is an annual bonus program for the executive officers of Advanta Corp. and other participating senior management employees for performance years 2006, 2007, 2008 and 2009. AMIP VI will be governed by and administered pursuant to the Company’s 2000 Omnibus Stock Incentive Plan (the “Omnibus Plan”). Each participating employee, other than the members of the Office of the Chairman, will have the opportunity upon his or her initial enrollment in AMIP VI to elect that a portion, ranging from 0% up to 100% (the “Election Percentage”), of his or her future target bonus for 2006, 2007, 2008 and 2009 be payable in shares of the Company’s Class B Common Stock. Participants will have the opportunity to select the same or a different Election Percentage for each performance year during the term of AMIP VI. In the absence of a participant’s election to receive some portion of his or her bonus in shares of Class B Common Stock in any performance year, the participant will receive his or her bonus in cash. Members of the Office of the Chairman are automatically enrolled in the AMIP VI program with a 100% Election Percentage.
     Participants who elect to receive all or a portion of their bonus in stock will receive a grant of restricted shares of the Company’s Class B Common Stock upon enrollment in AMIP VI, as described below. The awarding of stock under AMIP VI is administered by the appropriate committee under the Omnibus Plan. The committee that administers AMIP VI for executive officers is the Plan Administration Committee for Principal Officers and is comprised of the members of the Committee. The committee for all other participants is the Plan Administration Committee for Non-Principal Officers and is comprised of the members of the Office of the Chairman.
     A participant who elects to receive all or a portion of his or her bonus in stock will be issued enough restricted shares of Class B Common Stock upon implementation of AMIP VI to satisfy the participant’s target bonus awards for each performance year of the program in accordance with his or her Election Percentage for that performance year. For example, upon initial enrollment in AMIP VI, a participant who elects to receive any portion of his or her bonus in restricted stock during one or more performance years covered by the program will receive an initial grant of restricted shares of Class B Common Stock equal to: the participant’s target bonus percentage in effect at the time of election, multiplied by the participant’s base salary in effect at January 1, 2006, divided by the closing price of the Company’s Class B Common Stock on the date of grant, multiplied by the participant’s Election Percentage for each performance year of AMIP VI . Subject to certain exceptions, including the provisions for accelerated vesting described below, shares of restricted stock granted pursuant to AMIP VI vest ten years after they have been granted (as long as the participant remains employed by the Company).

     With each award of an annual bonus that is at or below target for a performance year, the appropriate Plan Administration Committee may elect to accelerate the vesting of up to 100% of the restricted shares related to the bonus for that performance year. The decision of whether and how much to accelerate the vesting of restricted shares in any given year is based on an assessment of a number of different factors, including the extent to which individual and Company business objectives and performance goals for that year have been met. With acceleration of the vesting of a participant’s restricted shares, his or her actual annual bonus would be awarded in whole or in part in stock, depending upon the participant’s Election Percentage. An annual bonus award which exceeds target is paid up to target by accelerating the vesting of restricted shares related to the bonus for that performance year and/or cash, depending upon each participant’s Election Percentage, and the above target amount is paid in cash or by accelerating the vesting of restricted shares related to any prior years’ bonuses which were not previously accelerated.
     The description of AMIP VI in this report is a summary only and is qualified in its entirety by reference to the full text of the AMIP VI program document and guidelines and, with respect to shares of restricted stock granted pursuant to AMIP VI, to the provisions of the terms of the applicable grant document, copies of which will be filed by the Company in accordance with applicable requirements.
     Adoption of Bonus Criteria for 2006 Annual Bonus Awards
     On April 17, 2006, the Committee also approved the criteria for 2006 annual bonus awards payable to eligible participants (including the Company’s executive officers) in 2007 under AMIP VI administered pursuant to the Omnibus Plan, as described above.
     The payment of 2006 annual bonus awards to executive officers generally will be based on the Committee’s judgment regarding the extent to which the individual and the Company satisfy or exceed the financial and non-financial business objectives and performance goals approved by the Committee, as described below. The Committee approved the following financial performance goals for 2006: achievement of the Company’s 2006 strategic plan objectives; achievement of the Company’s publicly disclosed guidance for 2006; growth in earnings per share, net income, receivables and transaction volume; and improvement in net credit losses. The non-financial individual and Company objectives and performance goals for 2006 approved by the Committee include maintaining superior credit and risk management as well as various other quantitative and qualitative factors intended to measure, among other things, the success of the organization within its regulatory and competitive environments and each executive officer’s contributions toward the Company’s achievements during 2006 and toward establishing a strong foundation for the Company’s future success.

Under AMIP VI, the target bonus for each executive officer of the Company is a percentage of the executive officer’s base salary. In accordance with the terms of AMIP VI, 2006 annual bonus awards could range from zero to 200% of the executive officer’s target bonus. The target bonuses for the Company’s current executive officers are as follows:

Name of Executive Officer	Target Bonus as a percentage of Base Salary
Dennis Alter	75%
William A. Rosoff	75%
Philip M. Browne	50%
Christopher J. Carroll	40%
John F. Moore	40%
David B. Weinstock	40%

Participants will be enrolled in AMIP VI and designate their Election Percentages at a future date. As discussed in the summary of AMIP VI above, each employee participant in AMIP VI, including the executive officers of the Company other than members of the Office of the Chairman, will have the opportunity to elect to receive up to 100% of his or her target bonus in restricted shares of Class B Common Stock in lieu of cash. Members of the Office of the Chairman are automatically enrolled in the AMIP VI program with a 100% stock Election Percentage.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date: April 21, 2006
	By:	/s/ Elizabeth H. Mai
Elizabeth H. Mai
Senior Vice President, Chief Administrative Officer, Secretary and General Counsel